UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 18, 2016

LIBERTY TAX, INC.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia  23454
(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On August 18, 2016, Liberty Tax, Inc. (the "Company") and its subsidiaries entered into a Fourth Amendment to Revolving Credit and Term Loan Agreement with and among the lenders party thereto and SunTrust Bank, as administrative agent (the "Fourth Amendment"). The Fourth Amendment relates to, and was entered into pursuant to, the Revolving Credit and Term Loan Agreement dated as of April 30, 2012, as amended, with and among the lenders party thereto and SunTrust Bank, as administrative agent (the "Credit Agreement"). The Fourth Amendment modified one of the Company's financial covenants by increasing the Company's permissible leverage ratio as of the end of the third quarter of each fiscal year.  The Fourth Amendment also includes the addition of certain other provisions related to the Foreign Account Tax Compliance Act and other U.S. law compliance matters. A copy of the Fourth Amendment is filed with this report as Exhibit 10.1.
Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Fourth Amendment to Revolving Credit and Term Loan Agreement dated August 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: August 24, 2016	By:/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel

EXHIBIT INDEX

Exhibit 10.1 Fourth Amendment to Revolving Credit and Term Loan Agreement dated August 18, 2016.